SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2003

SLM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	File No. 001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11600 Sallie Mae Drive, Reston, Virginia	20153

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:	(703) 810-3000

Not Applicable (former name or former address, if changed since last report)

Item 5.     Other Events

     On May 13, 2003, SLM Corporation announced that it had agreed to sell $2 billion aggregate principal amount of its floating rate convertible senior debentures due 2035. The Company granted the initial purchasers an option to purchase, within 13 days of the date of original issuance, up to an additional $300 million of the convertible senior debentures. The Company offered the convertible senior debentures only to qualified institutional buyers. The Company will use the net proceeds from the sale of the convertible senior debentures for general corporate purposes. Neither the convertible senior debentures nor the shares of the Company’s common stock issuable upon conversion of the convertible senior debentures have been registered under the Securities Act of 1933 or any state securities laws and, until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements. The Company issued two press releases announcing the proposed sale of the convertible senior debentures and the pricing of the transaction, respectively, which are attached as exhibits to this current report.

Item 7.     Exhibits

     (c)      Exhibits:

99.1	Press Release dated May 13, 2003.
99.2	Press Release dated May 14, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

By: Name: Title:	/s/ John F. Remondi John F. Remondi Executive Vice President, Finance

Dated:  May 29, 2003

SLM CORPORATION

Form 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 13, 2003

99.2	Press Release dated May 14, 2003